EXHIBIT 32.1

Certification of the Chief Executive Officer and Chief Financial Officer
pursuant to Section 906 of the Sarbanes Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Sabre Industrial (the "Company") for the year ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Michael Anthony, Chief Executive Officer and Chief Financial Officer of Sabre Industrial, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 23, 2010	/s/ Michael Anthony Michael Anthony Chief Executive Officer /s/ Michael Anthony Michael Anthony Chief Financial Officer